UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2020

Zynex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-38804	90-0275169
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

9555 Maroon Circle, Englewood, CO 80112

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:   (303) 703-4906

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZYXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 14, 2020, Zynex, Inc. (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with certain selling stockholders of the Company named in the Underwriting Agreement (the “Selling Stockholders”) and Piper Sandler & Co. (the “Representative”), as representative of several underwriters named in the Underwriting Agreement (the “Underwriters”), relating to the public offering of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $22.00 per share. The public offering consisted of a primary offering of 1,250,000 shares of Common Stock sold and issued by the Company (the “Primary Shares”) and a secondary offering of 1,250,000 shares of Common Stock sold by the Selling Stockholders (the “Secondary Shares” and, together with the Primary Shares, the “Shares”). The Company and the Selling Stockholders also granted the Underwriters a 30-day option to purchase up to an aggregate of 375,000 additional shares of Common Stock to cover over-allotments, if any.

The net proceeds to the Company from the sale of the Primary Shares, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $25.2 million, or $29.0 million if the Underwriters exercise their option to purchase additional shares in full. The Company will not receive any proceeds from the sale of the Secondary Shares. The offering is expected to close on July 17, 2020, subject to the satisfaction of customary closing conditions.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The Primary Shares are being offered and sold by the Company pursuant to a prospectus dated March 12, 2019 and a prospectus supplement dated July 14, 2020, which are part of the Company’s effective registration statement on Form S-3 (File No. 333-230128) and filed with the Securities and Exchange Commission (the “SEC”). In addition, the Secondary Shares are being offered and sold by the Selling Stockholders pursuant to a prospectus dated July 2, 2019 and a prospectus supplement dated July 14, 2020, which are part of the Company’s effective registration statement on Form S-3 (File No. 333-232367) and filed with the SEC.

A copy of the opinion of Sichenzia Ross Ference LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

Item 7.01.	Regulation FD Disclosure.

On July 14, 2020, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company is furnishing the information in this Item 7.01 and in Exhibit 99.1 to comply with Regulation FD. Such information, including Exhibit 99.1, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 as amended, or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.

1.1	Underwriting Agreement, dated July 14, 2020, by and among Zynex, Inc., the Selling Stockholders named therein, and Piper Sandler & Co.
5.1	Opinion of Sichenzia Ross Ference LLP
23.1	Consent of Sichenzia Ross Ference LLP (contained in Exhibit 5.1)
99.1	Press Release dated July 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 17, 2020	ZYNEX, INC.

/s/ Dan Moorhead
Dan Moorhead
Chief Financial Officer